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                                                                    EXHIBIT 21.1

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                                                     Names under which
                                                       Subsidiaries
 Incorporation Name                                     do Business              State of Incorporation
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
PMG Acquisition Corp.                                      None                         Florida
Pediatrix Medical Group of Delaware, Inc.                  None                         Delaware
Pediatrix Medical Group of Florida, Inc.                   None                         Florida
Florida Regional Neonatal Associates, P.A.                 None                         Florida
Obstetrix Medical Group, Inc.                              None                         Florida
Obstetrix Medical Group of Delaware, Inc.                  None                         Delaware
Magella Healthcare Corporation                             None                         Delaware
  Magella Nevada, LLC                                      None                         Nevada
  Magella Texas, LLC                                       None                         Delaware
     Magella Healthcare Group, L.P.                        None                         Texas
     Mountain States                                       None                         Idaho
     Neonatology, Inc.

     Ozark Neonatal                          Pediatrix Medical Group of Springfield     Missouri
     Associates, Inc.

Alaska Neonatology Associates, Inc.                        None                          Alaska

Pediatrix Medical Services, Inc.             Pediatrix Medical Group of Texas;           Texas
                                             Obstetrix Medical Group of Texas;
                                             Texas Perinatal Group; Magella Medical
                                             Associates; Texas Newborn Services;
                                             Perinatal Associates of Texas;
                                             Obstetrix Medical Group of Plano;
                                             Obstetrix Medical Group of Dallas;
                                             Baylor Prenatal Diagnosis Center
                                             at Garland

PMG Cardiology, Inc.                                       None                         Florida


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